                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                _______________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

NOT APPLICABLE                                              94-1347393
(Jurisdiction of incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification No.)

420 MONTGOMERY STREET
SAN FRANCISCO, CA                                           94163
(Address of principal executive offices)                    (Zip code)

                             WELLS FARGO & COMPANY
                         LAW DEPARTMENT, TRUST SECTION
                                 MAC N9305-172
                        SIXTH AND MARQUETTE, 17TH FLOOR
                             MINNEAPOLIS, MN 55479
                              (agent for services)
                                _______________

                        BURNS PHILP CAPITAL PTY LIMITED
              (Exact name of obligor as specified in its charter)

AUSTRALIA CAPITAL TERRITORY,                                NOT APPLICABLE
AUSTRALIA                                                   (I.R.S. Employer
(State or other jurisdiction of                             Identification No.)
incorporation or organization)

                        BURNS PHILP CAPITAL (U.S.) INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                                    83-0347276
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)
                                _______________

LEVEL 23, 56 PITT STREET                                    2000
SYDNEY, NEW SOUTH WALES, AUSTRALIA
(Address of principal executive offices)                    (Zip code)
                                _______________

                          9.50% SENIOR NOTES DUE 2010
                      (Title of the indenture securities)

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
Item 1. General Information. Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of the Currency,
                    Treasure Department
                    Washington, D.C. 20230

                    Federal Deposit Insurance Corporation
                    Washington, D.C. 20429

                    Federal Reserve Bank of San Francisco
                    San Francisco, CA 94120

               (b)  Whether it is authorized to exercise corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.     Not applicable.

Item 16. List of Exhibits.    List below all exhibits filed as part of this
                              Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.     Copy of By-laws of the trustee as now in effect.*

Exhibit 5.     Not applicable.

Exhibit 6.     The consents of United States institutional trustees required by
               Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.     Not applicable.

Exhibit 9.     Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 24th of July, 2003.


                                          WELLS FARGO BANK, NATIONAL ASSOCIATION

                                           /s/ Jeanie Mar
                                          ---------------------------
                                          Name:   Jeanie Mar
                                          Title:  Vice President

                                   EXHIBIT 6


July 24, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.


                                        Very truly yours,

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                         /s/ Jeanie Mar
                                        -------------------------------
                                        Jeanie Mar
                                        Vice President

                                   EXHIBIT 7

                      Consolidated Report of Condition of

                     Wells Fargo Bank National Association
               of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
  at the close of business March 31, 2003, filed in accordance with 12 U.S.C.
                         (Sec.)161 for National Banks.

                                                                             Dollar Amounts
                                                                                In Millions
                                                                             --------------
ASSETS
Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin                         $  8,008
        Interest-bearing balances                                                     1,370
Securities:
        Held-to-maturity securities                                                       0
        Available-for-sale securities                                                 5,189
Federal funds sold and securities purchased under agreements to resell:
        Federal funds sold in domestic offices                                           78
        Securities purchased under agreements to resell                                  56
Loans and lease financing receivables:
        Loans and leases held for sale                                               41,208
        Loans and leases, net of unearned income                                    113,872
        LESS: Allowance for loan and lease losses                                     1,334
        Loans and leases, net of unearned income and allowance                      112,538
Trading Assets                                                                        6,069
Premises and fixed assets (including capitalized leases)                              1,594
Other real estate owned                                                                  69
Investments in unconsolidated subsidiaries and associated companies                     225
Customers' liability to this bank on acceptances outstanding                             29
Intangible assets
        Goodwill                                                                      5,379
        Other intangible assets                                                       4,694
Other assets                                                                         10,219
                                                                                   --------
Total assets                                                                       $196,755
                                                                                   ========
LIABILITIES
Deposits:
        In domestic offices                                                        $105,713
                Noninterest-bearing                                                  29,176
                Interest-bearing                                                     76,537
        In foreign offices, Edge and Agreement subsidiaries, and IBFs                17,156
                Noninterest-bearing                                                       3
                Interest-bearing                                                     17,153

Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased in domestic offices                          25,772
     Securities sold under agreements to repurchase                          385

                                                                  Dollar Amounts
                                                                     In Millions
                                                                  --------------

Trading liabilities                                                        5,473
Other borrowed money
     (includes mortgage indebtedness and obligations under
     capitalized leases)                                                  10,268
Bank's liability on acceptances executed and outstanding                      29
Subordinated notes and debentures                                          5,684
Other liabilities                                                          7,658
                                                                  --------------
Total liabilities                                                       $178,138

Minority interest in consolidated subsidiaries                                36

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                  0
Common stock                                                                 520
Surplus (exclude all surplus related to preferred stock)                  13,285
Retained earnings                                                          4,638
Accumulated other comprehensive income                                       138
Other equity capital components                                                0
                                                                  --------------
Total equity capital                                                      18,581
                                                                  --------------
Total liabilities, minority interest, and equity capital                $196,755
                                                                  ==============

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins                          Directors
Clyde W. Ostler